UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2018

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Commission File Number: 001-37482

Delaware	46-2078182
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
As previously disclosed, in the first quarter of our fiscal year 2018, we reorganized certain of our international businesses to better align our global geographies. As a result, we moved our Middle East and Africa businesses from the historical Asia Pacific, Middle East, and Africa (“AMEA”) operating segment into the historical Europe reportable segment, forming the new Europe, Middle East, and Africa (“EMEA”) reportable segment. The remaining businesses from the AMEA operating segment became the Asia Pacific (“APAC”) operating segment.
Therefore, effective in the first quarter of 2018, we manage and report our operating results through four segments. We have three reportable segments defined by geographic region: United States, Canada, and EMEA. Our remaining businesses are combined and disclosed as “Rest of World”. Rest of World is comprised of two operating segments: Latin America and APAC.
Additionally, in the first quarter of 2018, we adopted the following accounting standards updates (“ASUs”):

•	ASU 2016-16 related to the income tax accounting impacts of intra-entity transfers of assets other than inventory;

•	ASU 2017-01 clarifying the definition of a business used in determining whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses;

•	ASU 2017-07 related to the presentation of net periodic benefit cost (pension and postretirement cost); and

•	ASU 2014-09 related to recognizing revenue from contracts with customers.
As previously disclosed, ASU 2016-16 is required to be adopted using a modified retrospective basis through a cumulative-effect adjustment to retained earnings in the period of adoption, and ASU 2017-01 is required to be adopted on a prospective basis. Therefore, there was no impact to our historical financial statements or related disclosures upon adoption of ASU 2016-16 or ASU 2017-01.
As previously disclosed, the presentation guidance within ASU 2017-07 is required to be adopted on a retrospective basis and we elected to apply the guidance within ASU 2014-09 on a full retrospective basis. Therefore, we have revised our historical financial statements and related disclosures to reflect these changes.
While the impact of the adoption of ASU 2014-09 was immaterial, at the same time we retrospectively corrected immaterial misclassifications in our statements of income principally related to customer incentive program expenses. There was no associated impact to our consolidated balance sheets, our consolidated statements of cash flows, our condensed consolidated balance sheets, or our condensed consolidated statements of cash flows as of or for any of the historical periods presented.
For informational purposes only, we are hereby furnishing certain unaudited financial information in the attached Exhibit 99.1 reflecting these changes for the periods presented. This information includes our unaudited consolidated statement of income for the year ended December 30, 2017, our unaudited condensed consolidated statements of income for the interim periods therein, and certain unaudited information related to our consolidated results of operations, results of operations by segment, and non-GAAP financial measures.
Item 9.01. Financial Statements and Exhibits.
(d) The following exhibit is furnished with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Financial Statements and Exhibits

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company
Date:	March 27, 2018
		By:	/s/ David H. Knopf
David H. Knopf
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)